CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4 of Mariner Health Group, Inc. and in the related Prospectus of our report dated February 22, 1994, with respect to the consolidated financial statements of Pinnacle Care Corporation, which report appears in Mariner Health Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, as amended, filed with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG LLP

Nashville, Tennessee
June 10, 1996